CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 33-73792 on Form N-1A of our report dated May 16, 2012, relating to the financial statements and financial highlights of Rainier Investment Management Mutual Funds, including Large Cap Equity Portfolio, Mid Cap Equity Portfolio, Small/Mid Cap Equity Portfolio, Balanced Portfolio, Intermediate Fixed Income Portfolio, and High Yield Portfolio and to our report dated May 16, 2012, relating to the financial statements and financial highlights of Rainier Investment Management Mutual Fund’s International Discovery Portfolio, both appearing in the Annual Report on Form N-CSR of Rainier Investment Management Mutual Funds for the year ended March 31, 2012 (as to International Discovery Portfolio for the period March 28, 2012 through March 31, 2012), and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Legal Counsel”, and “General Information” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California

July 26, 2012